                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNION PLANTERS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [LOGO] UNION
                                    PLANTERS
                                  CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 27, 1995


Dear Shareholder:

         You are cordially invited to attend this year's Annual Meeting of Shareholders of Union Planters Corporation in the Union Planters Administrative Center, Assembly Room C, Lake Level, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, at 10:00 a.m. on April 27, 1995. The Annual Meeting has been called by order of the Board of Directors for the purpose of considering and voting upon:

         1.      The election of five directors;

         2. The ratification of the selection of Price Waterhouse LLP as the independent accountants and auditors for the Corporation;

         3. An amendment to the Charter of the Corporation to increase the number of shares of the Corporation's Common Stock, $5.00 par value per share, authorized for issuance by the Corporation from 50 million to 100 million; and

         4. The transaction of such other business as may properly come before the meeting.

         In addition, there will be a report on current operations. Holders of the Corporation's Common Shares at the close of business on the record date of February 16, 1995 will be entitled to notice of, and to vote at, the Annual Meeting.

         Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

                                           Very truly yours,



                                           Benjamin W. Rawlins, Jr.
                                           ------------------------
                                           Benjamin W. Rawlins, Jr.
                                           Chairman of the Board


Approximate Date of Mailing to Shareholders: March 20, 1995

                           UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018

                                PROXY STATEMENT


         This proxy statement is furnished by the Board of Directors of Union Planters Corporation (the "Corporation") in connection with its solicitation of the enclosed proxy, which will be used in voting at the Annual Meeting of Shareholders of the Corporation to be held in the Union Planters Administrative Center, Assembly Room C, Lake Level, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, on April 27, 1995 at 10:00 a.m. (the "Annual Meeting") or any adjournment or adjournments thereof.

         This proxy statement and the enclosed proxy are first being sent to shareholders on or about March 20, 1995.


                                     VOTING

         Only holders of record of common stock of the Corporation (the "Common Stock") at the close of business on February 16, 1995 are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, 40,286,251 shares of Common Stock were issued and outstanding for purposes of the Annual Meeting. Each share of Common Stock is entitled to one vote.

         If a proxy on the accompanying form is properly executed, returned to the Corporation and not revoked, the shares represented by such proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given, the shares represented will be voted for the director nominees named herein, for ratification of the selection of the independent accountants and auditors, and for the proposed amendment to the Charter of the Corporation increasing the number of shares of Common Stock authorized for issuance from 50 million to 100 million. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the enclosed proxy will have discretionary authority to vote on the transaction of any other business which may properly come before the Annual Meeting and any adjournment thereof, and will vote the proxies in accordance with recommendations of the Board of Directors.

         A shareholder may attend the Annual Meeting even though he or she has executed a proxy. A proxy may be revoked at any time before it is voted by giving written notice of revocation delivered to the Secretary of the Corporation or by delivering a later dated proxy or by the vote of the shareholder in person at the Annual Meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

         The Corporation's Charter provides for not less than seven nor more than twenty-five directors divided into three classes with each class serving a three-year term and one class elected at each annual meeting of shareholders.

         At the Annual Meeting, one director is to be elected in Class I whose term will expire at the annual meeting of shareholders to be held in 1997 and four directors are to be elected in Class II, each of whose terms will expire at the annual meeting of shareholders to be held in 1998. The Board of Directors has nominated for election in Class I, M. J. Womack, and in Class II,
A. M. Austin, G. W. Bryan, C. J. Lowrance III, and M. P. Sturdivant. All the Class II directors currently serve on the Board. The Class III and Class I directors' terms will expire at the annual meetings of shareholders to be held in 1996 and 1997, respectively.

         The Board of Directors has no reason to believe that any nominee for director will not be available for election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Board of Directors may recommend.

         The presence in person or by proxy of the holders of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum, directors will be elected based on a plurality of the affirmative votes cast. Broker nonvotes will be counted as being present or represented at the Annual Meeting but will not have an effect on the outcome of the vote for the election of directors. Cumulative voting is not permitted in the election of directors.

         The following table gives the indicated information for each nominee and incumbent director and other executive officers who are listed in the compensation tables which follow but are not nominees or incumbent directors:

                                                         SHARES OF COMMON
                                                      STOCK BENEFICIALLY OWNED
                                                        ON JANUARY 31, 1995(1)
                                                 ----------------------------------
NAME AND PRINCIPAL OCCUPATION                        DIRECTOR                                                PERCENT OF
     FOR PAST FIVE YEARS                AGE           SINCE           DIRECTLY(2)     INDIRECTLY(3)             CLASS
- ------------------------------------------------------------------------------------------------------        ----------
CLASS I: DIRECTORS AND NOMINEE

MARVIN E. BRUCE                         66             1989            1,000                0                     *
Director and Chairman,
  CEO from 1973 to July 1994,
  TBC Corporation** (marketer/
  distributor of auto
  replacement products).
ROBERT B. COLBERT, JR.                  73             1984           10,484                0                     *
Chairman until 1987 and from
  January 1990 to June 1993,
  President and CEO from
  January 1989 to May 1990,
  Signal Apparel Co., Inc.**
  (garment manufacturing).
STANLEY D. OVERTON                      66             1992           15,000              200(4)(5)               *
Chairman, Union Planters Bank of                                                        1,053(7)
  Middle Tennessee, N.A. since
  July 1994; Vice Chairman,
  Union Planters National Bank
  ("UPNB") from March 1992 to
  July 1994; Chairman,
  President and CEO of
  Fidelity Bancshares, Inc. from
  August 1974 to March 1992.
MILTON J. WOMACK                        69                -           39,167           30,001(4)(5)               *
President, Milton J. Womack, Inc.
  (general contractor); Chairman of
  Sunburst Bank (Louisiana) since 1989;
  Director of Grenada Sunburst System
  Corporation from April 1991 to
  December 1994.

                                                         SHARES OF COMMON
                                                      STOCK BENEFICIALLY OWNED
                                                        ON JANUARY 31, 1995(1)
                                                 ---------------------------------
NAME AND PRINCIPAL OCCUPATION                             DIRECTOR                                                   PERCENT OF
     FOR PAST FIVE YEARS                     AGE           SINCE         DIRECTLY(2)        INDIRECTLY                  CLASS
- ----------------------------------------------------------------------------------------------------------          ------------
CLASS II: DIRECTORS AND NOMINEES

ALBERT M. AUSTIN                             68             1974           11,536            3,000                      *
Chairman, Cannon, Austin and                                                                12,658(4)(5)
  Cannon, Inc. (real estate).                                                                  266(6)(7)
GEORGE W. BRYAN                              50             1986            2,400            1,000(6)(7)                *
Senior Vice President, Sara Lee
  Corporation** (Meat Group
  Division, meat processing
  and packaging).
C. J. LOWRANCE, III                          64             1985           25,881           12,152                      *
President, Lowrance Brothers &
  Co., Inc. (planter).
MIKE P. STURDIVANT                           67             1989           89,307           45,946                      *
President, Due West Gin Co.,
  Inc. (cotton ginning); Investor,
  Chairman, Executive (various
  entities).

                                                         SHARES OF COMMON
                                                      STOCK BENEFICIALLY OWNED
                                                        ON JANUARY 31, 1995(1)
                                                 ----------------------------------
NAME AND PRINCIPAL OCCUPATION                            DIRECTOR                                                PERCENT OF
     FOR PAST FIVE YEARS                    AGE           SINCE          DIRECTLY(2)       INDIRECTLY(3)           CLASS
- ----------------------------------------------------------------------------------------------------------       ----------
CLASS III: DIRECTORS

JACKSON W. MOORE                            46             1986           52,551           17,494                     *
President of the Corporation since                                        91,375(4)(5)     60,670(4)(5)
  April 1, 1989; Chief Operating                                                            2,116(7)
  Officer of the Corporation
  since April 1994.
BENJAMIN W. RAWLINS, JR.                    57             1984          258,275           15,349                     *
Chairman of the Corporation's                                                               7,878(7)
  Board since April 1, 1989; CEO
  of the Corporation and CEO of
  UPNB since 1984; President of
  the Corporation from 1984 to
  April 1, 1989; Chairman of
  UPNB since January 1986.
V. LANE RAWLINS                             57             1992                0                0                     *
President, University of Memphis
  since May 1991; Vice Chancellor
  for Academic Affairs,
  University of Alabama System,
  from 1986 to May 1991.
RICHARD A. TRIPPEER, JR.                    55             1974          235,720          155,000                  1.04%
President, R.A. Trippeer, Inc.                                                             26,624(4)(5)
  (investments).

                                                         SHARES OF COMMON
                                                      STOCK BENEFICIALLY OWNED
                                                        ON JANUARY 31, 1995(1)
                                                     ---------------------------
NAME AND PRINCIPAL OCCUPATION                            DIRECTOR                                                PERCENT OF
     FOR PAST FIVE YEARS                     AGE          SINCE            DIRECTLY(2)        INDIRECTLY            CLASS
- ---------------------------------------------------------------------------------------------------------        -----------
OTHER NAMED EXECUTIVE OFFICERS

JAMES A. GURLEY                             61              -                33,528                374               *
Executive Vice President of the                                                                  8,162(7)
  Corporation since 1990;
  Vice President of the
  Corporation from 1980 to
  1990; Executive Vice
  President of UPNB since
  January 1981.
J. W. PARKER                                48              -                23,592              2,107               *
Executive Vice President and                                                                     2,955(7)
  Chief Financial Officer of the
  Corporation since 1990;
  Executive Vice President of
  UPNB since 1987.
M. K. WALTERS                               54              -                18,069              6,336(7)            *
Senior Vice President and
  Chief Accounting Officer of the
  Corporation since 1990;
  Treasurer of the Corporation
  since 1985; Vice President of
  the Corporation from 1975 to
  1990; Senior Vice President
  of UPNB since 1975.
DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP
  (15 persons)                                                              907,885            411,341            3.28%

            *       Less than 1%.

           ** Directorships currently held with corporations (other than Union Planters Corporation) subject to the registration or reporting requirements of the Securities Exchange Act of 1934, or registered pursuant to the Investment Company Act of 1940.

 (1) Under applicable SEC rules, "beneficial ownership" of a security means directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or direct the disposition of such security. Unless otherwise indicated, the securities shown are held with sole voting and investment power. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.

 (2) Includes shares, in the amount indicated, as to which the following have the right to exercise options to purchase within 60 days of January 31, 1995: A.M. Austin, 5,200; J.A. Gurley, 6,400; J.W. Moore, 52,551; S.D. Overton, 3,000; J.W. Parker, 15,545; B.W. Rawlins, Jr.,
         99,263; M.K. Walters, 5,704; and all directors and executive officers as a group, 187,663.

 (3) May include shares (a) owned as trustee; or (b) owned and traded in the name of the spouse, minor children or other relative of the director, or (c) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.

 (4)     Shared investment power.

 (5)     Shared voting power.

 (6)     No voting power.

 (7)     No investment power.

         To the knowledge of the Corporation, no persons beneficially owned more than 5% of the outstanding Common Stock as of the record date of February 16, 1995 as determined in accordance with the requirements of the Securities Exchange Act of 1934 and applicable rules promulgated thereunder.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Among other committees of the Corporation's Board of Directors are the Directors' Audit Committee and the Salary and Benefits Committee. The Board does not have a standing nominating committee or a committee performing similar functions.

         The Directors' Audit Committee, which is currently composed of Messrs. M.E. Bruce, R.B. Colbert, Jr., S.D. Overton, V.L. Rawlins, and R.A. Trippeer, Jr., held five meetings during 1994. This committee makes recommendations to the Board with respect to the selection of independent accountants; the review and scope of audit arrangements; the independent auditors' suggestions for strengthening internal accounting controls; matters of concern to the

Committee, the auditors, or management relating to the Corporation's financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Corporation's financial and accounting staff; the review of the activities and recommendations of the Corporation's general auditor and compliance auditors; and the review of financial statements and other financial information published by the Corporation.

         The Salary and Benefits Committee, which held one meeting in 1994, makes recommendations to the Board of Directors as to the amount and form of officer compensation. A subcommittee of the Salary and Benefits Committee consisting of the same members administers the Corporation's 1992 and 1983 Stock Incentive Plans and is authorized to grant stock options and award stock without further approval, except grants to directors. Messrs. Austin, Bruce and Sturdivant currently serve as members of the Salary and Benefits Committee.

         The Board of Directors held seven meetings during 1994. The directors who, because of conflicting schedules, attended less than 75% of the aggregate of the meetings held by the Board and any Board committees of which they were members were Mr. Bryan and Dr. Rawlins.

DIRECTOR COMPENSATION

         Directors who are employees of the Corporation or any of its subsidiaries do not receive compensation for service as directors. Directors who are not employees of the Corporation or any of its subsidiaries were each paid fees of $25,000 annually. Compensated directors also receive fees for service on committees of the Corporation's Board in the following amounts:
Directors' Audit Committee, $5,000 annually; Salary and Benefits Committee, $3,000 annually; and Executive Committee, $1,000 per meeting.

         Directors of the Corporation who also serve as Directors of subsidiary banks also receive fees for service on committees in the following amounts:
Directors' Loan Committee, $4,000; Community Reinvestment Act Committee, $3,000; and Executive Committee, $500 per meeting.

         Individual directors may, at their option, defer the receipt of directors' fees. Under alternatives available each year from 1987 through 1994, up to 100% of a director's annual board and committee fees were deferrable. Such fees, plus interest, will be paid to the participating director or to his beneficiaries, as applicable, in monthly payments for a maximum ten-year period commencing on the earlier of (a) the death of the director; or (b) the later of
(i) age 65, or (ii) completion of five years' participation in the fee deferral program. Six directors elected to enter into such nonqualified deferred compensation agreements for 1994.


PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         Subject to shareholders' ratification, the Board of Directors has selected Price Waterhouse LLP to be the independent accountants and auditors of the Corporation for the year ending

December 31, 1995. Price Waterhouse LLP has served the Corporation in this capacity since 1985. As in the past, a representative of Price Waterhouse LLP is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. Assuming the presence of a quorum at the Annual Meeting, the selection of Price Waterhouse LLP will be ratified if the votes cast in favor exceed the votes cast in opposition.


             PROPOSAL 3: CHARTER AMENDMENT TO INCREASE COMMON STOCK

         The Corporation's Charter provides for the authority of the Corporation to issue up to 50 million shares of common stock, $5 par value per share.

         The Board of Directors believes that an increase in authorized but unissued shares of common stock is in the best interests of the Corporation and, therefore, at a meeting held February 23, 1995, the Board of Directors adopted a proposed amendment to the Corporation's Charter increasing the number of authorized shares of common stock from 50 million shares, par value of $5 per share, to 100 million shares, par value of $5 per share.

         The additional shares of common stock for which authorization is sought will have the same terms and rights as the shares of common stock now authorized. No pre-emptive rights would be attached to these shares. If the proposed amendment is approved, the additional authorized shares will be available for issuance for proper corporate purposes at the discretion of the Board of Directors. Except as may be required by applicable law or regulation at the time of issuance, the shares may be issued without further action by the shareholders.

         The Board of Directors presently has no plans to issue any of the authorized but unissued shares of common stock that the approval of this amendment would allow. The Board of Directors believes that the proposed increase in the number of authorized shares of common stock will provide the Corporation with the flexibility it will need in conducting its business and in meeting future contingencies. For the most part, it is contemplated that these shares may be used by the Corporation to assist in future capital formation and franchise expansion. Additionally, issuance of the shares of common stock, under certain circumstances, could discourage, or make more difficult, an attempt to gain control of the Corporation. The Board of Directors presently has no intention of issuing authorized but unissued shares for that purpose or for any other purpose and knows of no ongoing attempt to gain control of the Corporation.

         The Board of Directors recommends a vote "For" the proposed amendment to the Charter increasing the number of authorized shares of common stock. The enclosed proxy will be so voted unless the shareholder specifies a contrary choice. The affirmative vote of a majority of the outstanding shares of common stock of the Corporation is required for approval of this proposed amendment to the Charter. A failure to vote, abstention, or broker nonvote with respect to the proposed amendment to the Charter will have the effect of a vote against the proposed amendment.

                      CERTAIN INFORMATION AS TO MANAGEMENT

         The following table contains information concerning the compensation received by the Corporation's Chief Executive Officer ("CEO") and the four most highly compensated executive officers of the Corporation in the three fiscal years ended December 31, 1994.

                                                      SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM(1)
                                                                                       COMPENSATION
                                                                                  ----------------------
                                                                                          SECURITIES
                                                                           RESTRICTED     UNDERLYING
                                         ANNUAL COMPENSATION                 STOCK         OPTIONS/           ALL OTHER
    NAME AND                       -----------------------------------       AWARDS         SARS            COMPENSATION
PRINCIPAL POSITION                  YEAR      SALARY($)       BONUS($)       ($)          (#) (2)              ($) (3)
- ------------------                 -----      ---------       --------    --------       ---------            --------
B.W. Rawlins, Jr.                  1994        480,000         100,000                    109,263              15,760
Chairman of the Board and          1993        410,000         200,000     450,840         97,215              15,163
CEO of Corporation                 1992        390,000         185,000                    134,671              14,332
and UPNB


J.A. Gurley                        1994        137,450          15,000                      1,500              12,474
Executive Vice President           1993        135,200          17,267                      6,400              12,937
of Corporation and UPNB            1992        135,200          13,520                      7,947              12,711


J.W. Moore                         1994        290,000          60,000                      5,000              13,417
President and Chief                1993        244,000          60,000     302,354         52,552              12,793
Operating Officer of               1992        220,000          60,000                     37,825              11,609
Corporation


J.W. Parker                        1994        166,004          35,000                      8,563              12,035
Executive Vice President           1993        159,375          30,000                      9,982              12,433
and CFO of Corporation and         1992        153,000          30,000                      1,700              11,751
Executive Vice President
of UPNB


M.K. Walters                       1994        121,917          35,000                      6,704               9,196
Senior Vice President,             1993        117,083          35,000                      5,938               9,242
Treasurer, and Chief               1992        112,500          41,625                      4,540               8,999
Accounting Officer of
Corporation and Senior
Vice President of UPNB

(1) The Corporation does not maintain a formal "Long Term Incentive Plan" other than the 1983 and 1992 Stock Incentive Plans. Based on employment agreements, in May 1993, B.W. Rawlins, Jr., and J.W. Moore were granted 17,680 and 11,857 shares, respectively, of restricted stock which vested in

         December 1993. There were no shares of restricted stock held by any of the named executive officers on December 31, 1994.

(2) Shares acquired pursuant to option exercise must generally be held 3 years or any profits must be paid to the Corporation. The Corporation does not grant SARs.

(3) "All Other Compensation" for 1994 consists of the following various components. Employee stock ownership plan contributions on behalf of the employees as follows: $8,830, B.W. Rawlins, Jr.; $4,227, J.A. Gurley; $8,787, J.W. Moore; $5,105, J.W. Parker; and $3,941, M.K.
         Walters. 401(k) plan contributions on behalf of the same employees, respectively, are as follows: $6,930; $8,247; $4,620; $6,930; and
         $5,255.

                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR




                                                                                                POTENTIAL REALIZABLE
                                        INDIVIDUAL GRANTS                                             VALUE AT
                        ----------------------------------------------------                       ASSUMED ANNUAL
                                            % OF TOTAL                                                RATES OF
                          NUMBER OF         OPTIONS/SARS                                             STOCK PRICE
                          SECURITIES         GRANTED TO                                            APPRECIATION FOR
                         UNDERLYING          EMPLOYEES           EXERCISE OR                         OPTION TERM
                        OPTIONS/SARS         IN FISCAL            BASE PRICE      EXPIRATION   -----------------------
     NAME               GRANTED(#)(2)          YEAR                ($/SH)            DATE       5%($)          10%($)
     ----               -------------        ---------             ------         ----------   -------         -------
B. W. Rawlins, Jr.         15,000(3)             44.9%               23.875       02-08-04     25,225          570,825
                            2,928(1)                                 26.125       01-17-99     21,126           46,702
                           30,538(1)                                 28.125       02-14-95     27,026           54,113
                            5,439(1)                                 28.125       01-17-99     39,079           85,778
                           17,333(1)                                 28.125       02-28-01     90,230          440,900
                           38,025(1)                                 28.125       05-20-03     88,057        1,447,688

J. A. Gurley                1,500(3)               .6%               23.875       02-08-04     22,523           57,077

J. W. Moore                 5,000(3)              2.1%               23.875       02-08-04     75,075          190,255

J. W. Parker                3,000(3)              3.5%               23.875       02-08-04     45,045          114,153
                            5,563(1)                                 26.00        09-03-97     25,395           53,844

M. K. Walters               3,000(3)              2.8%               23.875       02-08-04     45,045          114,153
                            2,846(1)                                 28.125       05-16-95      3,842            7,684
                              858(1)                                 28.125       01-21-03     12,662           30,907

(1) Options granted in 1994 as reload options on exercises where shares were used as the consideration for the exercise. The reload options carry the same term as the option which was exercised. Reload options vest 6 months after the grant date.

(2) Generally, options may not be granted at less than the fair market value of the underlying shares on the date of grant, and will expire upon the earliest of 10 years after the date of grant, termination for cause, three months after termination of employment (other than for cause) for any reason except death or disability, and one year after death or after termination due to disability. Already owned shares of stock may be used as the consideration for exercise of the option, and a reload option will generally be granted in such cases. Generally, except in the event of involuntary termination or termination due to disability, death or retirement, shares acquired by option exercise must be held at least three years or any profits from sale must be repaid to the Corporation. All options granted in 1994 have an exercise price of the underlying stock's fair market value on the grant date.

(3) Options granted in 1994 which vest 1/3 twelve months after the date of grant, an additional 1/3 24 months after the date of grant and the final 1/3 36 months after the date of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES



                                                                    NUMBER OF
                                                                    SECURITIES                 VALUE OF
                                                                    UNDERLYING                UNEXERCISED
                                                                    UNEXERCISED               IN-THE-MONEY
                                                                 OPTIONS/SARS AT             OPTIONS/SARS AT
                                                                    FY-END (#)                FY-END ($)(2)
                               SHARES           VALUE               ----------                -------------
                             ACQUIRED ON       REALIZED            EXERCISABLE/                 EXERCISABLE/
         NAME              EXERCISE (#)(1)       ($)              UNEXERCISABLE                UNEXERCISABLE
         ----              ---------------     --------           -------------                -------------
B.W. Rawlins, Jr.              103,215          $245,616            94,263/15,000                 --/--
J.A. Gurley                         --          $     --             5,400/ 2,500                 --/--
J.W. Moore                          --          $     --            61,218/12,334              121,000/56,000
J.W. Parker                      8,080          $ 65,440            13,545/ 5,000                 --/--
M.K. Walters                     3,938          $  6,571             3,704/ 5,000                 --/--


(1) Shares acquired pursuant to option exercise must generally be held three years or any profits must be paid to the Corporation. During the restriction period, shares may be used to exercise an option or to satisfy tax withholding requirements on option exercises.

(2) Value is calculated as the difference between the closing market price of a share of Common Stock on December 31, 1994 ($20.875 per share) and the exercise price of the options. No value is reported if the exercise price of the options exceeded the market price of a share of Common Stock on December 31, 1994.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL
ARRANGEMENTS

         As of December 1, 1989, the Corporation entered into employment agreements with B.W. Rawlins, Jr., for a term of three years and one month at a minimum annual salary of $290,000 and J.W. Moore for a term of two years and seven months at a minimum annual salary of $190,000.

         Pursuant to these employment agreements, Messrs. Rawlins and Moore are also entitled to certain other employee benefits and are eligible to participate in incentive bonus, stock option, and deferred compensation plans.

         As of December 31, 1994, the terms of each of the two agreements were automatically extended for one year, and on December 31 of each year thereafter such terms will be automatically extended for one year unless the Corporation notifies the officer within 60 days prior to the applicable December 31 date. If the Corporation chooses not to extend an agreement, the officer may either remain until the end of the term of his agreement, or may choose to terminate the agreement and be paid an amount equal to: for Mr. Rawlins, three times the sum of; and for Mr. Moore, two and one half times the sum of; his then current base pay and an amount equal to his incentive bonus for the prior year. In either case, all options or grants issued to the officer by the Corporation will immediately vest and be exercisable. If termination of employment is for cause, the officer will be provided base pay through the date of termination, and all options held will vest and become exercisable. If termination of employment is due to death or disability, the officer will be paid an amount equal to: for Mr. Rawlins, three times the sum of; and for Mr. Moore, two and one half times the sum of; his then current base pay and an amount equal to his incentive bonus for the prior year. All options or grants held will immediately vest and become exercisable.

         These employment agreements also provide that in the event of a substantial change in the control of the Corporation or UPNB, including by acquisition or merger, these officers will have the option to extend the terms of their employment agreements. In such event, the officers may choose a renewal term, beginning on the later of the date of the renewal notice or the date of the change in control as follows: B.W. Rawlins, Jr., three years; and J.W. Moore, two and one half years. Upon acceptance of a renewal term, any remaining period of the then current term of the employment agreement will be canceled.

         In the event of a substantial change in control, during the extended renewal term, the officer may resign without penalty, after giving ninety days written notice, and receive a lump sum payment (increased to ensure that no tax liability is incurred by the officer) consisting of the sum of the officer's current annual base pay and an amount equal to his incentive bonus for the last year, multiplied by the remaining year(s) or fractional part thereof of his renewal term. In addition, the officer will have the right to elect either a cash lump sum from the Corporation equal to the "spread" between the exercise price of options held as of the date of termination notice and the closing trade price on the New York Stock Exchange as of the same date, or alternatively, full vesting of all options held, with the right to exercise the options within a two-year period from the date of election.

COMPENSATION COMMITTEE REPORT

         The Salary and Benefits Committee (the "Committee") is composed of three directors who are not employees of the Corporation or any of its subsidiaries. The Committee makes recommendations to the Board of Directors as to the amount and form of executive officer compensation, and is responsible for granting stock options and restricted stock.

PAY PHILOSOPHY

         The compensation programs of the Corporation are designed to align compensation with business objectives and performance, and to enable the Corporation to attract, retain and reward executives who contribute to the long-term success of the Corporation. The Committee believes that executive pay should be linked to performance. Therefore, the Corporation provides an executive compensation program which includes base pay, annual cash bonus and long-term incentive opportunities through the use of stock options and restricted stock.

         The Omnibus Budget Reconciliation Act of 1993 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. While the Committee cannot predict with certainty how the Corporation's compensation might be affected, the Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Corporation's compensation programs as described in this report.

BASE SALARY

         Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at about twenty peer financial institutions. The Corporation targets base pay at the 50th percentile of peer base pay. In determining compensation at peer financial institutions, the Corporation analyzes information from independent surveys. The surveys, which do not necessarily include the same financial institutions as included in the NYSE financial indicator (used in the performance graph), are chosen based on similarity of the surveyed financial institutions to the Corporation in terms of size, geographic region, scope of services and return on assets/return on equity.

         In 1994, base salary of the named executive officers was at or below the target based on peer analysis.

ANNUAL BONUS

         The senior management incentive plan provides awards based on corporate performance, business unit performance and individual performance. Corporate and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met. Financial measures of performance vary depending on the position and responsibilities of the incumbent being considered, and include (depending on the individual and position) return on equity, return on assets and certain asset quality measures. Absolute performance and performance relative to a peer group of about 50 financial institutions are considered. The peer group is developed based on asset size, and this peer group does not necessarily include the same financial institutions as included in the peer analysis of base pay or as included in the NYSE financial indicator used in the performance graph.

         Individual performance is evaluated by reviewing organization and management development progress against objectives set at the beginning of the year. No specific weights are attributed to the corporate, business unit or individual performance factors. Rather, the Committee evaluates subjectively corporate, business unit and individual performance for each incumbent. The Committee determines the size of bonuses for executive officers at the end of the year. There is generally no minimum opportunity, and the maximum opportunity is 25 to 75 percent of salary, depending on position. Generally, either a corporate or business unit return on equity goal must be met for any bonus to be awarded. The employment agreements of Messrs. Rawlins and Moore do not affect determination of such officers' bonuses.

         All executive officers other than the chief executive officer also participate in the Corporation's general officer bonus plan. This plan provides an award of about one month's salary if a specified return on equity target is met, and the award is subject to approval by the chief executive officer (such approval is based on a subjective evaluation of individual performance).

LONG-TERM INCENTIVES

         In order to link the interests of the Corporation's shareholders and senior management, the Corporation maintains a stock incentive plan. Stock options and restricted stock may be granted under the plan. Awards are based on position and individual performance. Among other conditions, stock options are granted subject to a vesting schedule. Options may be exercised after vesting. However, to encourage long-term share retention, shares acquired pursuant to option exercise must generally be held at least 3 years, or any profits from sale must be repaid to the Corporation.

         For 1994, options were granted to the executive officers other than the chief executive officer based on their position and a subjective assessment of individual performance. Generally, long-term incentive awards are targeted between the 50th and 75th percentiles of the competitive market. The Corporation utilizes the same surveys and peer financial institutions as used in analyzing base salary and takes into consideration options and restricted stock that have already been granted.

1994 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

         Many of the same philosophies used in determining compensation for officers of the Corporation are used in determining compensation for Mr. Rawlins. The Committee establishes each element of Mr. Rawlins' pay based on his achievement of specific business objectives. These objectives are based upon specific financial and nonfinancial goals. No specific weighting or formula is used to determine levels of compensation. Additionally, the Committee takes into consideration an analysis of compensation at the peer financial institutions used to review compensation of other officers of the Corporation.

BASE SALARY

         The Committee increased Mr. Rawlins' base salary for the year 1994 from $410,000 to $480,000 which represented about a 17% increase. This level positioned his base salary slightly below the 50th percentile of peer financial institutions.

ANNUAL BONUS

         The Committee determines the chief executive officer's annual bonus based upon his performance relative to business objectives established at the beginning of the year. The annual award can range between $0 and $200,000. Based on 1994 performance, the Committee decided to award Mr. Rawlins $100,000, or about 21% of his annual base pay.

LONG-TERM INCENTIVES

         For 1994, Mr. Rawlins received a grant of 94,263 options pursuant to reload option provisions on option exercises where he used already-owned shares to effect the exercise. In addition, the Committee awarded 15,000 options to Mr. Rawlins in 1994. The value of this long-term award alone, and the value of this award plus base salary and the annual bonus, position the chief executive officer below the 50th percentile of the competitive salaries for peer financial institutions.



                                                   SALARY AND BENEFITS COMMITTEE

                                                   Marvin E. Bruce, Chair
                                                   Albert M. Austin
                                                   Mike P. Sturdivant

PERFORMANCE GRAPH

         The following graph sets forth the Corporation's cumulative total shareholder return (assuming reinvestment of dividends) as compared to the S&P 500 and the NYSE Financial Indicator over a five-year period beginning December 31, 1989.

         Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

         The chart contains the following points plotted on a performance graph:

                                                              December 31
                            -----------------------------------------------------------------------------
                            1989            1990           1991           1992          1993         1994
                            ----            ----           ----           ----          ----         ----
Union Planters              100.00          64.97         141.15         245.82         262.06       225.89

S&P 500                     100.00          96.89         126.28         135.88         149.52       151.55

NYSE Financial
  Indicator                 100.00          78.17         110.59         128.61         138.85       125.39

EXECUTIVE BENEFIT PLANS

        The Corporation maintains two executive benefit plans for selected management employees. Eligibility is determined by the Salary and Benefits Committee, which is also responsible for administering the plans.

        The supplemental retirement plan provides a retirement income benefit at age 65 equal to a percentage of final compensation. The benefit can be paid in either an equivalent lump sum amount or in installments. The plan is nonqualified and unfunded. Amounts accrued by the Corporation during 1994 were as follows: $85,773 for Mr. Rawlins; $9,889 for Mr. Gurley; $12,200 for Mr. Moore; and $1,070 for Mr. Walters. The Corporation is considering amendments to this plan which will affect benefit levels in the future.

        The deferred compensation plan allows participants to defer a portion of their cash compensation into an unfunded and nonqualified savings plan. The plan credits interest annually equal to 120% of the long-term Applicable Federal Rate. The plan returns the compensation deferred plus interest earned upon termination of employment or earlier if otherwise elected by the participant.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        During 1994, some of the directors and officers of the Corporation, and other persons and entities with which they are affiliated, were customers of, and had in the ordinary course of business banking transactions with, the Corporation's subsidiary banks. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. Such loans aggregated approximately 7% of shareholders' equity as of December 31, 1994.

        The Board of Directors approved a demand loan from the Corporation in the amount of $487,500 during 1991 to B.W. Rawlins Jr., Chairman and CEO of the Corporation, to enable and encourage him to purchase Corporation stock. The interest rate was set at UPNB's prime rate as from time to time in effect and was payable quarterly. The principal, the outstanding amount of which was $487,500 as of December 31, 1993, was paid in full February 14, 1994.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers and directors are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms filed. Based solely upon review of copies of such forms, or written representations that there were no unreported holdings or transactions, the Corporation believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers and directors were complied with on a timely basis.


                            SOLICITATION OF PROXIES

        Some of the Corporation's directors and officers who will receive no additional compensation may solicit proxies in person, and by telephone, telegraph, telecopier, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Common Stock. The Corporation will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

        To assist in the proxy solicitation by the Board of Directors, the Trust Division of UPNB has been retained. Trust Division management is expected to communicate in person, or by telephone, telegraph, telecopier, facsimile, or mail with those shareholders who have not responded within a reasonable time to urge such shareholders to sign and return their proxies. The cost of solicitation of proxies will be borne by the Corporation.


                             SHAREHOLDER PROPOSALS

        Any shareholder proposals intended to be presented at the Corporation's 1996 Annual Meeting of Shareholders must be received in writing by the Corporation at the corporate offices no later than November 20, 1995.

                           ANNUAL REPORT AND EXHIBITS

        The Corporation's Annual Report to Shareholders is enclosed with this proxy statement. The following section of Part I of the Annual Report on Form 10-K, submitted to the Securities and Exchange Commission, is hereby incorporated by reference into this proxy statement: "Executive Officers of the Registrant." Neither the Annual Report to Shareholders nor the Form 10-K is to be considered proxy-soliciting material except to the extent expressly incorporated by reference herein.

        ANY SHAREHOLDER WHO WISHES TO OBTAIN A COPY, WITHOUT CHARGE, OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1994, WHICH INCLUDES FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY CONTACT E. J. HOUSE, JR., LEGAL DIVISION, AT P.O. BOX 387, MEMPHIS, TENNESSEE, 38147, OR AT TELEPHONE NUMBER 901/383-6584.


                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     E. J. House, Jr.
                                     ----------------
                                     E. J. House, Jr.
                                     Secretary


Memphis, Tennessee
March 20, 1995


PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY STILL VOTE IN PERSON, SINCE THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY DELIVERING TO THE SECRETARY OF THE CORPORATION A WRITTEN REVOCATION OF THE PROXY.

                                                                      APPENDIX A

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           UNION PLANTERS CORPORATION

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Union Planters Corporation, do hereby nominate, constitute and appoint JOHN H. HEMBREE, THOMAS R. PRICE and TIMMONS L. TREADWELL, III, or either one or any of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock of said Corporation standing in my name on its books at the close of business on February 16, 1995 at the Annual Meeting of Shareholders thereof, to be held at the Union Planters Administrative Center, Assembly Room C, Lake Level, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, on April 27, 1995 at 10 a.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.   ELECTION OF DIRECTORS.       [] FOR the nominees listed below (except
                                  as marked to the contrary below)

                                        [] WITHHOLD AUTHORITY (to vote for all
                                        nominees listed below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                            CLASS I                              CLASS II
                          M.J. Womack                          A.M. Austin
                                                                G.W. Bryan
                                                             C.J. Lowrance III
                                                              M.P. Sturdivant

2. RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS AND AUDITORS OF THE CORPORATION.

           []    FOR                []     AGAINST                []     ABSTAIN

3. AN AMENDMENT TO THE CHARTER OF THE CORPORATION TO INCREASE THE NUMBER OF SHARES OF THE CORPORATION'S COMMON STOCK, $5.00 PAR VALUE PER SHARE, AUTHORIZED FOR ISSUANCE BY THE CORPORATION TO 100 MILLION.

           []    FOR                []     AGAINST                []     ABSTAIN

IN RESPECT OF OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, THIS PROXY SHALL BE VOTED AS THE BOARD OF DIRECTORS MAY RECOMMEND.

                                     (over)

NOTE: PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE.


                               DATED           , 1995

                               SIGNATURE OF SHAREHOLDER(S)


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF N DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3. IF OTHER MATTERS PROPERLY COME BEFORE SAID MEETING, OR IF ANY NOMINEE FOR DIRECT BECOMES UNAVAILABLE FOR ELECTION, THIS PROXY SHALL BE VOTED IN ACCORDANCE WIT THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.